     As filed with the Securities and Exchange Commission on July 26, 2001.

                                                           Registration No. 333-

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                 CARDIMA, INC.
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)

                       Delaware                              94-3177883
                ----------------------                   -------------------
           (State or other jurisdiction of                (I.R.S. Employer
            incorporation or organization)               Identification No.)

                 47266 Benicia Street
                 Fremont, California                            94538
                ----------------------                   -------------------
       (Address of Principal Executive Offices)              (Zip Code)


                CARDIMA, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                -----------------------------------------------
                           (Full title of the plan)

                                   Copy to:

                   GABRIEL B. VEGH                      THOMAS E. SPARKS, JR.
               Chief Executive Officer                 Pillsbury Winthrop LLP
                    Cardima, Inc.                         50 Fremont Street
                 47266 Benicia Street                  San Francisco, CA 94105
              Fremont, California 94538                    (415) 983-1000
                                                         -------------------
                    (510) 354-0300
                 --------------------
             (Name, address and telephone
             number, including area code,
                of agent for service)

                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed                 Proposed Maximum
 Title of Securities To Be       Amount To Be         Maximum Offering Price      Aggregate Offering Price          Amount of
        Registered              Registered (1)            per Share (2)                     (2)                  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001            1,500,000 shares              $ 1.10                     $ 1,650,000                $ 412.50
 par value
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes an indeterminate number of additional shares which may be offered and issued in connection with any stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on July 19, 2001.

                               -----------------

      The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

      INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
      ------------------------------------------------------------------

General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("SEC") on July 31, 1997 (File No. 333-32545) is hereby incorporated by reference.

               Incorporation of Certain Documents by Reference.
               -----------------------------------------------

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) Annual Report on Form 10-K (File No. 000-22419) for the fiscal year ended December 31, 2000;

     (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001; and

     (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the SEC on April 23, 1997.

     In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on July 26, 2001.

                                    CARDIMA, INC.

                                    By:            /s/ Gabriel B Vegh
                                        -------------------------------------
                                                   Gabriel B. Vegh
                                               Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gabriel B. Vegh or Ronald E. Bourquin, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

  Signature                   Title                                Date
  ---------                   -----                                ----

   /s/ Gabriel B. Vegh        Chief Executive Officer and          July 26, 2001
  --------------------------
  Gabriel B. Vegh             Chairman of the Board of Directors
                              (Principal Executive Officer)

   /s/ Ronald E. Bourquin     Senior Vice President, Chief         July 26, 2001
  --------------------------
  Ronald E. Bourquin          Financial Officer and Secretary
                              (Principal Financial and Accounting
                              Officer)

     Signature                          Title                   Date
     ---------                          -----                   ----

       /s/ Jesse D. Erickson            Director                July 26, 2001
     ---------------------------
     Jesse D. Erickson



       /s/ Neville J. Jeharajah         Director                July 26, 2001
     ---------------------------
     Neville J. Jeharajah


       /s/ Rodolfo C. Quijano           Director                July 26, 2001
     ---------------------------
     Rodolfo C. Quijano, Ph.D.



       /s/ Philip C. Radlick            Director                July 26, 2001
     ---------------------------
     Philip C. Radlick, Ph.D.

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number                                     Exhibit
------         ---------------------------------------------------------------

5.1            Opinion regarding legality of securities to be offered.

10.1           1997 Employee Stock Purchase Plan of Cardima, Inc., as amended.

23.1           Consent of Ernst & Young LLP, Independent Auditors.

23.3           Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1           Power of Attorney (see page 3).